Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Xerox Corporation of our report dated August 27, 2009 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Affiliated Computer Services, Inc.’s Annual Report on Form 10-K for the year ended June 30, 2009. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/S/    PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

Dallas, Texas

October 22, 2009